Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of MOLECULAR PHARMACOLOGY (USA) LIMITED, a Nevada corporation (the "Company"), does hereby certify, [to such officer's knowledge], that:

The Form 10-QSB for the nine month period ended July 31, 2006 (the "Form 10-QSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 14, 2006	/s/ Jeffery Edwards
Jeffery Edwards, Chief Executive Officer, and a Member of the Board of Directors
Dated: September 14, 2006	/s/ Simon Watson
Simon Watson, Chief Financial Officer, Secretary and a Member of the Board of Directors

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.